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                                                                     EXHIBIT 5.1





                                  May 13, 1996



VitalCom Inc.
15222 Del Amo Avenue
Tustin, California 92680

   Re:  REGISTRATION STATEMENT ON FORM S-8/S-3

Ladies and Gentlemen:

   We have examined the Registration Statement on Form S-8/S-3 to be filed by you with the Securities and Exchange Commission on May 14, 1996 (as such may thereafter be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,049,885 shares of your Common Stock, $.0001 par value (the "Shares"), of which 150,000 are to be issued pursuant to the 1996 Employee Stock Purchase Plan, 60,000 are to be issued pursuant to the 1996 Director Option Plan, 809,885 are to be issued and 30,000 have been issued pursuant to the 1993 Stock Option Plan. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

   It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

   We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


                                            Very truly yours,



                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation



                                            /s/ WILSON SONSINI GOODRICH & ROSATI
                                                Professional Corporation